SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-K

                Current Report Pursuant To Section 13 or 15(d) Of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 1, 1998



                        ADVANTICA RESTAURANT GROUP, INC.
             (Exact Name of registrant as specified in its charter)


DELAWARE                          0-18051                   13-3487402
(State or other jurisdiction      (Commission File No.)     (I.R.S. Employer
 of incorporation)                                           Identification No.)

203 East Main Street, Spartanburg, SC                       29319-9966
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:         (864) 597-8000

Former name or former address, if changed since last report:


                ------------------------------------------------

Item 2    Acquisition or Disposition of Assets

On April 1, 1998, the Registrant completed the sale to CKE Restaurants, Inc. ("CKE") of the stock of Flagstar Enterprises, Inc. ("FEI"), the wholly-owned subsidiary which operates the Registrant's Hardee's restaurants under licenses from Hardee's Food Systems, Inc. ("HFS") a wholly-owned subsidiary of CKE, for $427 million, which includes the assumption by CKE of $46 million of debt. $173.1 million of the proceeds was applied to in-substance defease the 10 1/4% Guaranteed Secured Bonds due 2000 (the "Mortgage Financings") of Spardee's Realty, Inc., a wholly-owned subsidiary of FEI, and Quincy's Realty, Inc., a wholly-owned subsidiary of Quincy's Restaurants, Inc. Such Mortgage Financings were collateralized by certain assets of Spardee's Realty, Inc. and certain assets of Quincy's Realty, Inc. Such collateral was replaced by purchasing Defeasance Eligible Investments (as defined in the documents governing such Mortgage Financings) and depositing them in an irrevocable trust to satisfy principal and interest payments under such Mortgage Financings through the stated maturity date in the year 2000.

For certain pro forma financial information concerning the transaction, see Item 7, below. Such pro forma information also gives effect to the consummation of the Registrant's Amended Joint Plan of Reorganization dated as of November 7, 1997 (the "Plan of Reorganization") (as further described therein) which was confirmed on November 12, 1997 and became effective on January 7, 1998.


Item 7.  Financial Statements and Exhibits
(b)  Pro Forma Financial Information.

     The following pro forma financial information is included herein:


                                                                 Page
                                                                 Number
                                                                 in Filing
                                                                 ---------
      (i)   Pro Forma Condensed Consolidated Balance Sheets           5
            (Unaudited) as of December 31, 1997, and

      (ii)  Pro Forma Condensed Statements of Consolidated            9
            Operations (Unaudited) for the Year Ended
            December 31, 1997.

(c)   Exhibits

Listed below are all Exhibits filed as a part of this current report.
Exhibit Number                               Description
--------------                               -----------
    99.1 Stock Purchase Agreement Among Advantica Restaurant Group, Inc., Spartan Holdings, Inc., Flagstar Enterprises, Inc. and CKE Restaurants, Inc. dated as of February 18, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Advantica Restaurant Group, Inc.



                          By:   /s/ Rhonda J. Parish
                              -----------------------------------------
                          Name: Rhonda J. Parish
                          Title: Executive Vice President, General Counsel
                                 and Secretary

Date: April 16, 1998

                        PRO FORMA FINANCIAL STATEMENTS



     The unaudited pro forma condensed consolidated balance sheets and unaudited pro forma condensed statements of consolidated operations presented on the following pages are based upon the historical financial position and results of operations of the Registrant for the year ended December 31, 1997. The pro forma adjustments made to the historical results of operations (based on the assumptions set forth below) give effect to the disposition of FEI and the consummation of the Plan of Reorganization as if such disposition and the entire series of Plan of Reorganization transactions, including (i) the merger of Flagstar Corporation ("Flagstar") and Flagstar Companies, Inc. ("FCI") (the Registrant's predecessor) into a single corporate entity; (ii) the issuance of 38,200,000 shares of $.01 par value common stock of the Registrant (the "Common Stock") to holders of Flagstar's 11.25% Senior Subordinated Debentures due 2004 and 11 3/8% Senior Subordinated Debentures due 2003 (collectively, the "Senior Subordinated Debentures"); (iii) the issuance of 1,800,000 shares of Common Stock to holders of Flagstar's 10% Convertible Junior Subordinated Debentures due 2014 (the "10% Convertible Debentures"); (iv) the issuance of new warrants expiring January 7, 2005 that entitle the holders thereof to purchase in the aggregate 4 million shares of Common Stock at an exercise price of $14.60 per share (the "Warrants") to holders of the 10% Convertible Debentures; (v) the issuance of the Registrant's 11 1/4% Senior Notes due 2007 (the "New Senior Notes") to holders of Flagstar's 10 7/8% Senior Notes due 2002 and 10 3/4% Senior Notes due 2001 (collectively, the "Old Senior Notes"); and (vi) the cancellation of FCI's $2.25 Series A Cumulative Convertible Exchangeable Preferred Stock (the "Old Preferred Stock") and FCI's $.50 par value common stock (the "Old Common Stock"), had occurred on January 1, 1997. In addition, since the Plan of Reorganization was effectuated under Chapter 11 of the Bankruptcy Code, the provisions of Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), which require the application of fresh start reporting, have been reflected in the pro forma condensed statements of consolidated operations as of January 1, 1997. The unaudited pro forma condensed consolidated balance sheets as of December 31, 1997 presented below are based upon the historical balance sheet as of December 31, 1997 and include pro forma adjustments as if such disposition, reorganization transactions and adoption of fresh start reporting had been completed on that date. The pro forma condensed statements of consolidated operations and pro forma condensed consolidated balance sheets are unaudited and were derived by adjusting the historical financial statements of the Registrant for certain transactions as described in the respective notes thereto. THESE PRO FORMA FINANCIAL STATEMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF THE FINANCIAL CONDITIONS OR RESULTS OF OPERATIONS OF THE COMPANY HAD THE TRANSACTIONS DESCRIBED THEREIN BEEN CONSUMMATED ON THE RESPECTIVE DATES INDICATED AND ARE
NOT INTENDED TO BE PREDICTIVE OF THE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF THE COMPANY AT ANY FUTURE DATE OR FOR ANY FUTURE PERIOD.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                               December 31, 1997

                                  (Unaudited)




                                                December 31, 1997
                                     ---------------------------------------
                                                           Adjustments
                                                               for
                                        Historical        Reorganization
(In thousands)                       --------------- -----------------------
Assets
Current Assets:
 Cash and cash equivalents .........  $      54,079     $        (8,900)(1)
 Net assets held for sale ..........        242,479
 Other .............................         78,721
 Restricted investments
   securing in-substance
   defeased debt ...................             --
                                      -------------
                                            375,279              (8,900)
                                      -------------     ---------------
Property -- net ....................        758,373
                                      -------------
Other Assets:
 Goodwill, net .....................        207,918
 Other intangible assets, net ......         14,897
 Other .............................         82,601             (20,319)(2)
 Restricted investments
   securing in-substance
   defeased debt ...................             --
 Reorganization value in
   excess of amounts
   allocable to identifiable
   assets ..........................             --
                                      -------------
                                            305,416             (20,319)
                                      -------------     ---------------
                                      $   1,439,068     $       (29,219)
                                      =============     ===============
Liabilities
Current Liabilities
 Current maturities of notes
   and debentures ..................  $      37,572
 Current maturities of capital
   lease obligations ...............         19,657
 Current maturities of
   in-substance defeased debt.......             --
 Other current liabilities .........        324,464
                                      -------------
                                            381,693
                                      -------------
Long-Term Liabilities:
 Notes and debentures, less
   current maturities ..............        510,533     $       590,867(3)
 Capital lease obligations, less
   current maturities ..............         87,703
 In-substance defeased debt,
   less current maturities .........             --
 Other non-current liabilities .....        209,189
                                      -------------
                                            807,425             590,867
                                      -------------     -----------------
Total liabilities not subject to
 compromise ........................      1,189,118             590,867
Liabilities subject to
 compromise ........................      1,612,400          (1,612,400) (4)
                                      -------------     -----------------
 Total liabilities .................      2,801,518          (1,021,533)
                                      -------------     -----------------
Shareholders' Equity:
 Capital stock .....................         21,848             (21,448) (5)
 Paid-In capital ...................        724,912             404,912 (6)
 Deficit ...........................     (2,107,815)            608,850 (7)
 Minimum pension liability
   adjustment ......................         (1,395)
                                      -------------
                                         (1,362,450)            992,314
                                      -------------     -----------------
                                      $   1,439,068     $       (29,219)
                                      =============     =================





                                                                  December 31, 1997
                                     ----------------------------------------------------------------------------
                                                                                                       After
                                                                   After                          Reorganization,
                                           Adjustments         Reorganization     Adjustments       Fresh Start
                                         for Fresh Start      and Fresh Start   for Disposition    Reporting and
                                            Reporting            Reporting         of FEI(21)       Disposition
(In thousands)                       ----------------------- ----------------- ----------------- ----------------
Assets
Current Assets:
 Cash and cash equivalents .........                             $   45,179       $  202,041        $  247,220
 Net assets held for sale ..........     $     121,821(8)           364,300         (364,300)               --
 Other .............................            (1,004)(9)           77,717          (20,714)           57,003
 Restricted investments
   securing in-substance
   defeased debt ...................                                     --           14,868            14,868
                                                                 ----------       ----------        ----------
                                               120,817              487,196         (168,105)          319,091
                                         ---------------         ----------       ----------        ----------
Property -- net ....................            59,586 (10)         817,959                            817,959
                                         ---------------         ----------                         ----------
Other Assets:
 Goodwill, net .....................          (207,918)(11)              --                                 --
 Other intangible assets, net ......           207,925 (12)         222,822                            222,822
 Other .............................              (439) (13)         61,843                             61,843
 Restricted investments
   securing in-substance
   defeased debt ...................                                     --          184,605           184,605
 Reorganization value in
   excess of amounts
   allocable to identifiable
   assets ..........................           729,315 (14)         729,315                            729,315
                                         ---------------         ----------                         ----------
                                               728,883            1,013,980          184,605         1,198,585
                                         ---------------         ----------       ----------        ----------
                                         $     909,286           $2,319,135       $   16,500        $2,335,635
                                         ===============         ==========       ==========        ==========
Liabilities
Current Liabilities
 Current maturities of notes
   and debentures ..................                             $   37,572       $  (12,548)       $   25,024
 Current maturities of capital
   lease obligations ...............                                 19,657                             19,657
 Current maturities of
   in-substance defeased debt.......                                     --           12,548            12,548
 Other current liabilities .........     $      21,166(15)          345,630           16,500           362,130
                                         ----------------        ----------       ----------        ----------
                                                21,166              402,859           16,500           419,359
                                         ----------------        ----------       ----------        ----------
Long-Term Liabilities:
 Notes and debentures, less
   current maturities ..............            72,286 (16)       1,173,686         (184,605)          989,081
 Capital lease obligations, less
   current maturities ..............                                 87,703                             87,703
 In-substance defeased debt,
   less current maturities .........                                     --          184,605           184,605
 Other non-current liabilities .....            35,466 (17)         244,655                            244,655
                                         ----------------        ----------                         ----------
                                               107,752            1,506,044               --         1,506,044
                                         ----------------        ----------       ----------        ----------
Total liabilities not subject to
 compromise ........................           128,918            1,908,903           16,500         1,925,403
Liabilities subject to
 compromise ........................                                     --
                                                                 ----------
 Total liabilities .................           128,918            1,908,903           16,500         1,925,403
                                         ----------------        ----------       ----------        ----------
Shareholders' Equity:
 Capital stock .....................                                    400                                400
 Paid-In capital ...................          (719,992) (18)        409,832                            409,832
 Deficit ...........................         1,498,965 (19)              --                                 --
 Minimum pension liability
   adjustment ......................             1,395 (20)              --                                 --
                                         ----------------        ----------                         ----------
                                               780,368              410,232                            410,232
                                         ----------------        ----------                         ----------
                                         $     909,286           $2,319,135       $   16,500        $2,335,635
                                         ================        ==========       ==========        ==========




         See notes to pro forma condensed consolidated balance sheets.

           NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

Adjustments for the Reorganization

     The pro forma adjustments related to the Plan of Reorganization and related transactions are summarized in the following table and are more fully described in the notes thereto. Column numbers refer to footnotes from the Pro Forma Condensed Consolidated Balance Sheets.






Footnote
Number                  (1)          (2)           (3)            (4)            (5)         (6)          (7)
                                   Deferred    Debt, less     Liabilities
                                  Financing      Current      Subject to       Capital     Paid-in
($ in thousands)       Cash         Costs      Maturities     Compromise        Stock      Capital      Deficit
------------------ ------------ ------------- ------------ ---------------- ------------ ----------- ------------
 (a) .............   $ (8,900)    $   5,300                                                            $ (3,600)
 (b) .............                  (20,311)                 $   (915,396)   $     382    $352,385      542,318
 (c) .............                   (5,308)                     (106,137)          18      30,679       70,132
 (d) .............                                                             (21,848)     21,848
 (e) .............                              $590,867         (590,867)
                                                --------     ------------
 Total ...........   $ (8,900)    $ (20,319)    $590,867     $ (1,612,400)   $ (21,448)   $404,912     $608,850
                     ========     =========     ========     ============    =========    ========     ========



---------


(a) To record estimated fees and expenses consisting of estimated deferred financing costs ($5.3 million) and expenses related to the Plan of Reorganization ($3.6 million). Fees and expenses totaling $31.1 million were incurred through December 31, 1997. Total estimated fees and expenses are $40.0 million.

(b) To reflect the issuance of 38.2 million shares of Common Stock to the holders of the Senior Subordinated Debentures and the estimated gain on such transaction of $542.3 million. The gain is based on the difference between the carrying value of the debt (including principal, accrued interest and deferred financing costs) and the weighted average closing price of the Common Stock from December 30, 1997 through January 13, 1998 (on a "when issued" basis through January 8).

(c) To reflect the issuance of 1.8 million shares of Common Stock and 4.0 million Warrants to the holders of the 10% Convertible Debentures and the estimated gain on such transaction of $70.1 million. The gain is based on the difference between the carrying value of the debt (including principal, accrued interest and deferred financing costs) and the weighted average closing price of the Common Stock and Warrants from December 30, 1997 through January 13, 1998 (on a "when issued" basis through January 8) and from January 9 through January 15, respectively.


(d) To reflect the cancellation of the Old Common Stock and the Old Preferred Stock.


(e) To reflect the issuance of the New Senior Notes in exchange for the Old Senior Notes, including accrued and unpaid interest thereon through December 31, 1997 of $40.8 million.

Adjustments for Fresh Start Reporting

     The specific pro forma adjustments related to fresh start reporting are summarized in the following table and are more fully described in the notes thereto. Column numbers refer to footnotes from the Pro Forma Condensed Consolidated Balance Sheets.





Footnote
Number               (8)          (9)        (10)         (11)           (12)         (13)
                 Net Assets                                             Other
($ in thou-       Held For                 Property                   Intangible
sands)              Sale         Other        net       Goodwill     Assets, net      Other
--------------- ------------ ------------ ---------- -------------- ------------- ------------
(a) ...........                                        $ (207,918)
(b) ...........
(c) ...........
(d) ...........
(e) ...........
(f) ........... $121,821
(g) ...........                $ (1,004)
(h) ...........                                                        $207,925
(i) ...........                                                                     $ (3,925)
(j) ...........                                                                        3,486
(k) ...........
(l) ...........
(m) ...........
(n) ...........                           $59,586
                                          -------
Total ......... $121,821       $ (1,004)  $59,586      $ (207,918)     $207,925     $   (439)
                ========       ========   =======      ==========      ========     ========





Footnote
Number                 (14)            (15)         (16)          (17)          (18)           (19)        (20)
                                                    Notes
                                                     and
                     Reorgan-                    Debentures,
                     ization          Other         less         Other                                    Minimum
($ in thou-          Value in        Current       Current     Noncurrent      Paid-in                    Pension
sands)                Excess       Liabilities   Maturities   Liabilities      Capital       Deficit     Liability
--------------- ----------------- ------------- ------------ ------------- -------------- ------------- ----------
(a) ...........    $  207,918
(b) ...........        72,286                      $72,286
(c) ...........      (719,992)                                               $ (719,992)
(d) ...........     1,498,965                                                             $1,498,965
(e) ...........         7,400                                  $  6,005                                   $1,395
(f) ...........      (121,821)
(g) ...........         1,004
(h) ...........      (207,925)
(i) ...........         3,925
(j) ...........        (3,486)
(k) ...........        26,733        $21,166                      5,567
(l) ...........        28,739                                    28,739
(m) ...........        (4,845)                                   (4,845)
(n) ...........       (59,586)
                   ----------
Total .........    $  729,315(o)     $21,166       $72,286     $ 35,466      $ (719,992)  $1,498,965      $1,395
                   ==========        =======       =======     ========      ==========   ==========      ======



---------

(a) To write-off unamortized goodwill.

(b) To adjust outstanding debt to estimated fair value.

(c) To establish the value attributed to shareholders' equity.

(d) To eliminate historical deficit.


(e) To eliminate minimum pension liability adjustment and to record excess of the projected benefit obligation over the fair value of plan assets for the Company's defined benefit plans net of estimated curtailment gain resulting from the disposition of FEI.

(f) To adjust the net assets of FEI to fair value less estimated costs of disposal based on the terms of the stock purchase agreement.

(g) To adjust other current assets to estimated fair value.

(h) To adjust other intangible assets, primarily franchise rights and tradenames, to estimated fair value.

(i) To reduce assets to reflect the impact of new accounting standards relating to the costs of computer software obtained for internal use and preopening costs.

(j) To adjust other assets to estimated fair value.

(k) To reflect liabilities associated with severance and other exit costs ($11.2 million), and adjustments to self-insured claims and contingent liabilities resulting from a change in methodology ($15.5 million).

(l) To adjust unfavorable operating leases to estimated value.

(m) To record the tax effect of fresh start adjustments.

(n) To adjust property, net to estimated fair value.

(o) To record the reorganization value in excess of amounts allocable to identifiable assets.


     The Registrant will account for the consummation of the Plan of Reorganization and related transactions using the principles of fresh start reporting as required by SOP 90-7. The Registrant has estimated a range of reorganization value between approximately $1,631 million and $1,776 million. Such reorganization value is based upon a review of the operating performance of seventeen companies in the restaurant industry that offer products and service that are comparable to or competitive with the Registrant's various operating concepts. The following multiples were established for these companies: (i) enterprise value (defined as market value of outstanding equity, plus debt, minus cash and cash equivalents)/revenues for the four most recent fiscal quarters; (ii) enterprise value/earnings before interest, taxes, depreciation, and amortization for the four most recent fiscal quarters; and
(iii) enterprise value/earnings before interest and taxes for the four most recent fiscal quarters. The Registrant did not independently verify the information for the comparative companies considered in its valuations, which information was obtained from publicly available reports. The foregoing multiples were then applied to the Registrant's financial forecast for each of its six restaurant chains or concepts. Valuations achieved in selected merger and acquisition transactions involving comparable businesses were used as further validation of the valuation range. The valuation takes into account the following factors, not listed in order of importance:

     (A) The Registrant's emergence from Chapter 11 proceedings pursuant to the Plan of Reorganization as described herein during the first quarter of 1998.

     (B) The assumed continuity of the present senior management team.

     (C) The tax position of the Registrant.

     (D) The general financial and market conditions as of the date of consummation of the Plan of Reorganization.


     The total reorganization value of $1,729 million, the midpoint of the range of $1,631 million and $1,776 million adjusted to reflect an enterprise value for FEI based on the terms of the stock purchase agreement related to the disposition thereof, includes a value attributed to shareholders' equity of $410 million and net long-term indebtedness contemplated by the Plan of Reorganization of $1,319 million. In accordance with fresh start accounting principles, this reorganization value has been allocated, based on estimated fair market values, to specific tangible and identifiable intangible assets. The fair values of assets and liabilities have been determined based on certain valuations and other studies which are not yet complete. The Registrant has recorded an intangible asset in the amount of $729 million which equals the Registrant's reorganization value in excess of amounts allocable to identifiable assets. The Registrant will continue to finalize the estimates of the fair value of its assets and liabilities, and consequently the value of those assets and the reorganization value in excess of amounts allocable to identifiable assets are subject to change. The reorganization value in excess of amounts allocable to identifiable assets will be amortized over five years. The amount of shareholders' equity in the fresh start balance sheet is not an estimate of the trading value of the Common Stock, which value is subject to many uncertainties and cannot be reasonably estimated at this time. The Registrant does not make any representation as to the trading value of the shares of Common Stock issued under the Plan of Reorganization.



Adjustments for Disposition of FEI


     As further described elsewhere in this Form 8-K, on April 1, 1998 the Registrant consummated the sale of stock of FEI, a wholly-owned subsidiary which operates the Registrant's Hardee's restaurants under licenses from HFS. The Registrant received $380.8 million in cash (subject to adjustment as outlined in such definitive stock purchase agreement) in exchange for all of the outstanding stock of FEI. In addition, the purchaser assumed $45.6 million of capital leases.

     Certain Mortgage Financings of FEI with a book value of $101.6 million (and a pro forma fair value of $113.8 million) at December 31, 1997 were collateralized by certain assets of FEI and its subsidiary Spardee's Realty, Inc. and were not assumed by the purchaser in the disposition. As a result, the Registrant was required to replace such collateral and did so through the purchase of Defeasance Eligible Investments which were deposited in an irrevocable trust to satisfy principal and interest payments under such Mortage Financings through the stated maturity. Such action constituted an in-substance defeasance of such Mortgage Financings. At the same time, the Registrant also effected an in-substance defeasance of related Mortgage Financings of Quincy's Restaurants, Inc. with a book value of $76.0 million (and a pro forma fair value of $85.1 million) at December 31, 1997.

     (21) To reflect the disposition of FEI, including the receipt of cash proceeds $380.8 million and the incurrence of $16.5 million of estimated transaction costs, and to reflect the use of $180 million of the proceeds of such transaction (together with $20.7 million previously on deposit at December 31, 1997 with respect to the Mortgage Financings) to purchase Defeasance Eligible Investments (as defined in documents governing such Mortgage Financings) to effect an in-substance defeasance of such Mortgage Financings.

           PRO FORMA CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                                  (Unaudited)





                                                    Year ended December 31, 1997
                                                             Pro Forma
                                                 ----------------------------------
                                                                    Adjustments
                                                                        for
($ in thousands, except per share amounts)         Historical      Reorganization
------------------------------------------------ -------------- -------------------
 Operating revenue .............................   $2,609,456
 Operating expenses ............................    2,479,028
                                                   ----------               --
 Operating income ..............................      130,428
                                                   ----------
 Other charges:
  Interest and debt expense, net ...............      226,388       $  (48,984)(a)
  Other, net ...................................        5,648
                                                   ----------
                                                      232,036          (48,984)
                                                   ----------       ----------
 Income (loss) before reorganization
  expenses and taxes ...........................     (101,608)          48,984
 Reorganization expenses .......................       31,073          (31,073)(b)
                                                   ----------       ----------
 Income (loss) before income taxes .............     (132,681)          80,057
 Provision for (benefit from) income taxes .....        1,769
                                                   ----------       ----------
 Net (loss) income .............................   $ (134,450)      $   80,057
                                                   ==========       ==========
 Basic and diluted loss per share applicable
  to common shareholders .......................   $    (3.50)
                                                   ==========
 Average outstanding and equivalent
  common shares ................................       42,434
                                                   ==========





                                                                    Year ended December 31, 1997
                                                                             Pro Forma
                                                 ------------------------------------------------------------------
                                                                                                         After
                                                    Adjustments          After        Adjustments   Reorganization,
                                                        for          Reorganization       for         Fresh Start
                                                    Fresh Start     and Fresh Start   Disposition    Reporting and
($ in thousands, except per share amounts)           Reporting         Reporting       of FEI (f)     Disposition
------------------------------------------------ ----------------- ----------------- ------------- ----------------
 Operating revenue .............................                      $2,609,456      $ (546,268)     $2,063,188
 Operating expenses ............................    $  161,587(c)      2,640,615        (516,901)      2,123,714
                                                    ----------        ----------      ----------      ----------
 Operating income ..............................      (161,587)          (31,159)        (29,367)        (60,526)
                                                    ----------        ----------      ----------      ----------
 Other charges:
  Interest and debt expense, net ...............       (12,430)(d)       164,974          (7,129)        157,845
  Other, net ...................................                           5,648          (2,023)          3,625
                                                                      ----------      ----------      ----------
                                                       (12,430)          170,622          (9,152)        161,470
                                                    ----------        ----------      ----------      ----------
 Income (loss) before reorganization
  expenses and taxes ...........................      (149,157)         (201,781)        (20,215)       (221,996)
 Reorganization expenses .......................                              --
                                                                      ----------
 Income (loss) before income taxes .............      (149,157)         (201,781)        (20,215)       (221,996)
 Provision for (benefit from) income taxes .....            14 (e)         1,783             (40)          1,743
                                                    ----------        ----------      ----------      ----------
 Net (loss) income .............................    $ (149,171)       $ (203,564)     $  (20,175)     $ (223,739)
                                                    ==========        ==========      ==========      ==========
 Basic and diluted loss per share applicable
  to common shareholders .......................                      $    (5.09)                     $    (5.59)
                                                                      ==========                      ==========
 Average outstanding and equivalent
  common shares ................................                          40,000                          40,000
                                                                      ==========                      ==========

      NOTES TO PRO FORMA CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS


Adjustments for Reorganization


(a) The following table details the net adjustment to interest expense related to the consummation of the Plan of Reorganization:







                                                                               Year Ended
($ in thousands)                                                            December 31, 1997
-------------------------------------------------------------------------- ------------------
         Elimination of amortization of deferred financing cost on debt
          securities retired .............................................     $  (1,903)
         Elimination of interest on debt securities retired ..............       (55,476)
         Amortization of deferred financing cost of the new credit
            facility .....................................................         1,400
         Increase in interest expense due to exchange of Old Senior Notes          6,995
                                                                               ---------
         Net adjustment to interest expense ..............................     $ (48,984)
                                                                               =========



---------


(b) To remove the impact of reorganization expenses which would not be reflected in the post-reorganization statement of operations.




Adjustments for Fresh Start Reporting


(c) To reflect, for the year ended December 31, 1997; the removal of the amortization of goodwill of $5.1 million; the estimated increase in amortization of $11.4 million as a result of the revaluation of other intangible assets to fair value; the estimated increase in depreciation expense of $9.4 million as a result of the revaluation of property to estimated fair value; and the addition of the amortization of reorganization value in excess of amounts allocable to identifiable assets, assuming a 5-year life, of $145.9 million.

(d) To record, for the year ended December 31, 1997, the estimated impact on interest expense of the amortization of the premium on long-term debt of $12.4 million.

(e) To record the estimated income tax effects of fresh start reporting.




Adjustments for Disposition of FEI


(f) To remove the results of operations of FEI for the year ended December 31, 1997.




Material Non-Recurring Charges Not Reflected in the Pro Forma Condensed Statements of Consolidated

Operations


     Certain material non-recurring charges (gains) related to consummation of the Plan of Reorganization are not reflected in the Pro Forma Condensed Statements of Consolidated Operations as they are not expected to have a continuing impact on the Registrant's operations. These charges (gains) will be included in the Registrant's operating results for the period prior to consummation of the Plan of Reorganization and are summarized below ($ in millions):





    Reorganization costs ................................  $   40.0
    Extraordinary gains on exchange of debt for equity
    (including the elimination of accrued interest of $74.9
    million) ............................................    (612.5)
    Fresh start reporting adjustments. ..................     780.4